Exhibit 99.1
Contact: Jerald L. Shaw, President Terri L. Degner, EVP and Chief Financial Officer Anchor Bancorp (360) 491-2250

ANCHOR BANCORP
ANNOUNCES LIFTING OF CEASE AND DESIST ORDER
AND ENTRY INTO SUPERVISORY DIRECTIVE

Lacey, WA (September 7, 2012) – Anchor Bancorp (NASDAQ:GS–ANCB) (“Company”), the holding company for Anchor Bank (“Bank”), today announced that the Order to Cease and Desist (“Order”) that the Bank entered into with the Washington Department of Financial Institutions (“DFI”) and the Federal Deposit Insurance Corporation on August 12, 2009 was terminated effective September 5, 2012.  On September 4, 2012, the Bank entered into a Supervisory Directive (“Directive”) with the DFI as a result of the Bank’s May 7, 2012 Report of Examination.  The provisions of the Directive will replace the Order and will remain in effect until lifted by the DFI.

“We are pleased with the lifting of the Order, which reflects the results of our hard work and determination in improving credit quality and reducing nonperforming assets,” stated Jerald L. Shaw, President and Chief Executive Officer.  “We will continue to remain focused on improving our operations and returning the Bank to profitability.”

About the Company
Anchor Bancorp is headquartered in Lacey, Washington and is the parent company of Anchor Bank, a community-based savings bank primarily serving Western Washington through its 13 full-service banking offices (including three Wal-Mart store locations) and one loan production office located within Grays Harbor, Thurston, Lewis, Pierce and Mason counties, Washington. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "ANCB" and is included in the Russell 2000 Index. For more information, visit the Company's web site www.anchornetbank.com.

Forward-Looking Statements:

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to losses and non-performing assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; the requirements and restrictions that have been imposed  under the Supervisory Directive the Bank entered into with the Washington DFI; our ability to attract and retain deposits; our ability to control operating costs and expenses; other economic, competitive, governmental,

Anchor Bancorp
September 7, 2012

regulatory, and technological factors affecting our operations; pricing, products and services; and other risks detailed in our reports filed with the Securities and Exchange Commission. Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We undertake no responsibility to update or revise any forward-looking statements.